UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[     ] Preliminary Information Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-
5(d)(2)
[  X  ] Definitive Information Statement


                K-9 CONCEPTS, INC.
--------------------------------------------------
 (Name of Registrant as Specified In Its Chapter)


Payment of Filing Fee (Check the appropriate box)

[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:
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
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:
----------------------------------------------------

 (2)  Form, Schedule or Registration Statement No.:
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 (3)  Filing Party:
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 (4)  Date Filed:
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

                               K-9 CONCEPTS, INC.
                   RM0933, 9/F., Block C, Harbourfront Horizon
                         Hung Hom Bay, 8 Hung Luen Road
                                Kowloon, Hong Kong
                                  852-6622-3666

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                             INFORMATION STATEMENT


                              November 30, 2007

 TO THE STOCKHOLDERS OF K-9 CONCEPTS, INC.:

     This Information Statement has been filed with the Securities and Exchange Commission and is being mailed on or about Novmber 30, 2007, to the holders of record as of November 29, 2007 (the "Record Date") of the common stock, $0.001 par value per share (the "Common Stock"), of K-9 Concepts, Inc., a Nevada corporation (the "Company"), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder. We are sending this Information Statement to you for information purposes only. We are not requesting any action on your part.

     This is to notify you that on November 19, 2007, we received written consents in lieu of a meeting of stockholders from the holders of 3,400,000 shares of Common Stock, representing approximately 53.13% of the 6,400,000 shares of the total issued and outstanding shares of our voting stock (the "Majority Stockholders") approving the amendments to our Articles of Incorporation to:


      (1)effect a three (3) for one (1) forward stock split of our authorized, issued and outstanding shares of Common Stock, so that our issued and outstanding capital increases from 6,400,000 shares to 19,200,000 shares; and

      (2)increase the post-split authorized capital from 75,000,000 shares to 100,000,000 shares, $0.001 par value per share.

      On November 19, 2007, our Board of Directors unanimously approved the above-mentioned actions, subject to stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on November 19, 2007, in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions. The proposed Certificate of Amendment of Articles of Incorporation, attached hereto as Appendix A, will become effective when we file it with the Secretary of State of Nevada. We anticipate such filing will occur on or after December 20, 2007, twenty (20) days following mailing of this Information Statement to the stockholders.

      We will bear the entire cost of furnishing this information statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

         By Order of the Board of Directors,

         /s/ Albert Au
        ---------------------------------------
         Albert Au
         President and Chief Executive Officer

                       WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                               TABLE OF CONTENTS

OUTSTANDING SHARES AND VOTING RIGHTS..........................................1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................1

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934..........2

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON......2

ACTIONS TO BE TAKEN: AMENDMENTS TO OUR ARTICLES OF INCORPORATION..............2

AMENDMENT TO EFFECT A THREE FOR ONE FORWARD STOCK SPLIT OF OUR ISSUED AND
OUSTANDING SHARES OF COMMON STOCK  ...........................................3

AMENDMENT TO INCREASE THE POST-SPLIT AUTHORIZED CAPITAL FROM 75,000,000 SHARES
TO 100,000,000 SHARES OF COMMON STOCK  .......................................4

PROCEDURE FOR EFFECTING THE FORWARD STOCK SPLIT AND INCREASE IN AUTHORIZED
CAPITAL.......................................................................5

DISSENTER'S RIGHTS OF APPRAISAL...............................................5

SHAREHOLDERS SHARING AN ADDRESS...............................................5

ADDITIONAL INFORMATION........................................................6



APPENDIX A:  CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                      OUTSTANDING SHARES AND VOTING RIGHTS

    As of the Record Date, our authorized capitalization consisted of 75,000,000 shares of Common Stock, of which 6,400,000 shares were issued and outstanding. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. There are no other issued and outstanding securities of our company entitled to vote in connection with such matters.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing proposals by resolution dated November 19, 2007; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or after December 20, 2007.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our shares of Common Stock at November 29, 2007, by (i) each of our directors, (ii) our executive officers, (iii) by all of our directors and executive officers as a group, and (iv) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address shown below or at our executive office address.

                                         AMOUNT AND
                 NAME, TITLE AND         NATURE
                 ADDRESS OF 	         OF BENEFICIAL   PERCENT OF
TITLE OF CLASS   BENEFICIAL OWNER        OWNERSHIP       CLASS

Common Stock     Albert Au,              1,000,000       15.62%
                 President,
                 Chief Executive
                 Officer and
                 Director
                 RM0933, 9/F., Block C
                 Harbourfront Horizon
                 Hung Hom Bay,
                 8 Hung Luen Road
                 Kowloon, Hong Kong

                 Jeanne Mok,             1,000,000       15.62%
                 Treasurer, Chief
                 Financial Officer
                 and Director,
                 G/F, 233 Wong Chuk Wan
                 Sai Kung, Hong Kong

                 All officers and
                 directors as a group
                 (2 persons)             2,000,000       31.24%



(1) The percent of class is based upon 6,400,000 shares of Common Stock issued and outstanding as of November 29, 2007.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of our outstanding common stock, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file.

     Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended August 31, 2007, each of Albert Au, our current President, Chief Executive Officer and director, and Jeanne Mok, our current Treasurer, Chief Financial Officer and director, failed to file a Form 3 or Form 4, and our ten percent stockholders have failed to file a Form 3, and each have therefore failed to comply with applicable Section 16(a) filing requirements.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      Except as disclosed elsewhere in this Information Statement, since our incorporation on August 25, 2005 , none of the following persons have had any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.    any director or officer of our company;
2.    Any proposed nominee for election as a director of our company; and
3.    Any associate or affiliate of any of the foregoing persons.

      The share ownership of our directors and officers are listed above in the section entitled "Security Ownership of Certain Beneficial Owners and Management." No director has advised us that he or she intends to oppose the amendments to the Articles of Incorporation, as more particularly described herein.

        ACTIONS TO BE TAKEN: AMENDMENTS TO OUR ARTICLES OF INCORPORATION

      This Information Statement contains a brief summary of the material aspects of the actions approved by our Board of Directors and the holders of the majority of our outstanding voting Common Stock. On November 19, 2007, our Board of Directors unanimously approved the following amendments to our Articles of Incorporation, and on November 19, 2007, the holders of a majority of the outstanding shares of Common Stock approved these amendments, by written consents, in accordance with the provisions of the Nevada Revised Statutes:


    (1)Amendment to effect a three (3) for one (1) forward stock split of our issued and outstanding shares of Common Stock, so that our issued and outstanding capital increases from 6,400,000 shares to 19,200,000 shares; and

    (2)Amendment to increase the post-split authorized capital from 75,000,000 shares to 100,000,000 shares of Common Stock, $0.001 par value per share.

      The proposed Certificate of Amendment of Articles of Incorporation, attached hereto as Appendix A, will become effective when we file it with the Secretary of State of Nevada. We anticipate such filing will occur on or after December 20, 2007, twenty (20) days following mailing of this Information Statement to the stockholders.

    AMENDMENT TO EFFECT A THREE FOR ONE FORWARD STOCK SPLIT OF OUR ISSUED AND
                       OUSTANDING SHARES OF COMMON STOCK

GENERAL

     The Board of Directors approved resolutions to effect a three-for-one forward stock split. Under this forward stock split, each one share of our Common Stock will be converted automatically into three shares of Common Stock.

    PLEASE  NOTE  THAT  THE  FORWARD  STOCK  SPLIT  WILL  NOT  CHANGE  YOUR
               PROPORTIONATE  EQUITY  INTERESTS IN THE  COMPANY.

PURPOSE AND MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

     Prior to the forward stock split, our authorized capital consists of 75,000,000 shares of Common Stock. There are approximately 6,400,000 shares of Common Stock outstanding as of the Record Date. The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock has contributed to a lack of investor interest in our company and has made it difficult to attract new investors and potential business candidates. The Board of Directors had proposed the forward stock split as one method to attract business opportunities in our company.

     When a company engages in a forward stock split, it substitutes a predetermined amount of shares of stock for one share of stock. It does not decrease the market capitalization of the company. An example of a forward stock split is the following. For example, a company has 10,000,000 shares of common stock outstanding, trading at a market price of $.10 per share. Assume that that company declares a three for one forward stock split. After the forward stock split, that company will have three times as many shares outstanding or 30,000,000 shares outstanding, and the stock will have a market price of $0.033. If an individual investor owned 10,000 shares of that company before the split at $.10 per share, the investor will own 30,000 shares at $.033 after the split. In either case, his stock will be worth $1000. He's no better off before or after.

     We believe that the forward stock split may improve the price level of our Common Stock and that the lower share price could help generate interest in our company among investors and other business opportunities. However, the effect of the forward stock split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the forward stock split will fall in proportion to the increase in the number of shares of Common Stock outstanding resulting from the forward stock split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

     The forward stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company or proportionate voting power.

     The principal effect of the forward stock split will be that the number of shares of Common Stock issued and outstanding will be increased from 6,400,000 shares as of November 29, 2007 to approximately 19,200,000 shares.

     The forward stock split will not affect the number of shares of Common Stock authorized for issuance, or the par value of our Common Stock. As a result, on the effective date of the forward stock split, the stated capital on our balance sheet attributable to our Common Stock will be increased to three times its present amount, and the paid-in capital account shall be decreased by the amount by which the stated capital is increased. The per share net income or loss and net book value of our Common Stock will be decreased because there will be more shares of our Common Stock outstanding.

     The forward stock split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the forward stock split will remain fully paid and non-assessable. Stockholders should recognize that they will own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment multiplied by three). While we expect that the forward stock split will result in a decrease in the potential market price of our Common Stock, there can be no assurance that the forward split will decrease the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent decrease in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock increase, the percentage increase as an absolute number and as a percentage of our overall market capitalization may be less than would pertain in the absence of a forward stock split. Consequently, there can be no assurance that the forward split will achieve the desired results that have been outlined above.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

Effect on Beneficial Stockholders

     Upon the forward stock split, the Company intends to treat stockholders holding the Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the forward stock split for their beneficial holders holding the Common Stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the forward stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

     Our transfer agent, Island Stock Transfer Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates and payment of dividends. We refer to such person as the "exchange agent." Holders of pre-forward split shares are asked to surrender to the exchange agent certificates representing pre-forward split shares in exchange for certificate(s) representing post-forward split shares in accordance with the procedures set forth in the letter of transmittal which will be provided to our Stockholders. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal, to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.


 AMENDMENT TO INCREASE THE POST-SPLIT AUTHORIZED CAPITAL FROM 75,000,000 SHARES
                     TO 100,000,000 SHARES OF COMMON STOCK

     The Board of Directors and majority shareholders have approved an amendment to the Company's Articles of Incorporation to increase our current authorized capital from 75,000,000 shares of Common Stock to 100,000,000 shares of Common Stock, with the same par value of $0.001 per share. The increase in the authorized capital will be effected post-forward stock split.

     The purpose of this proposed increase in our current authorized capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders. The Board of Directors has considered potential uses of the additional authorized shares of Common Stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of our Common Stock will provide us with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from our stockholders. We are at all times investigating additional sources of financing which the Board of Directors believes will be in our best interests and in the best interests of our stockholders.


     The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

     The post-split increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of Common

Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership interests and, depending upon the price at which such shares of Common Stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of our Common Stock.

      One of the potential effects of the post-split increase is that it will enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of our outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of our company. Such action, however, could discourage an acquisition of our company which our stockholders might view as desirable.

  PROCEDURE FOR EFFECTING THE FORWARD STOCK SPLIT AND INCREASE IN
                               AUTHORIZED CAPITAL

     We will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation on or after December 20, 2007, twenty (20) days following mailing of this Information Statement to the stockholders. The forward stock split and increase in authorized shares will become effective upon filing the Certificate of Amendment, which is referred to as the "Effective Date."

     Beginning on the Effective Date, each certificate representing pre-forward stock split shares will be deemed for all corporate purposes to evidence ownership of post-forward stock split shares. The text of the Certificate of Amendment is set forth in Appendix A to this Information Statement (subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the amendments described above).

                        DISSENTER'S RIGHTS OF APPRAISAL

      The Nevada Revised Statutes do not provide for dissenter's rights in connection with any of the actions described in this Information Statement, and we will not provide shareholders with any such right independently.

                        SHAREHOLDERS SHARING AN ADDRESS

      We will deliver only one Information Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

                             ADDITIONAL INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.

     We will provide upon request and without charge to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-KSB, as amended on Form 10-KSB/A, for the fiscal year ended August 31, 2007, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with subsequent information we file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Gersten Savage
 LLP, Attn: David E. Danovitch, Esq. at 212-752-9700.


         BY ORDER OF THE BOARD OF DIRECTORS,

         /s/ Albert Au
        ---------------------------------------
         Albert Au
         President and Chief Executive Officer

                                   APPENDIX A

 ROSS MILLER
 SECRETARY OF STATE
 204 NORTH CARSON STREET, SUITE 1
 CARSON CITY, NEVADA 89701-4299
 (775) 684 5708
 WEBSITE: SECRETARYOFSTATE.BIZ

-------------------------------------
|     CERTIFICATE OF AMENDMENT
|(PURSUANT TO NRS 78.385 AND 78.390)
-------------------------------------
                                     ABOVE SPACE IS FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

K-9 CONCEPTS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

FOURTH:   The total number of shares of common stock authorized that may be issued by the Corporation is one hundred million (100,000,000) shares of common stock with a par value of $0.001 per share, and no other class of stock shall be authorized. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine by resolution the designations, rights, preferences, limitations, restrictions, and relative rights or other variations of such class of capital stock of the Corporation. The corporation may from time to time issue said shares for such consideration as the Board of Directors may fix.

On the effective date of filing of this Certificate of Amendment to Articles of Incorporation, each share of the issued and outstanding common stock of the Corporation shall be changed into three (3) shares of common stock ("Forward Stock Split"). The Forward Stock Split shall not change the par value of the common stock nor change the authorized number of shares of common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 53.12%

4. Effective date of filing (optional):  December 20, 2007

5. Officer Signature (REQUIRED):  ___________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.




                                      A-1